As filed with the Securities and Exchange Commission on May 8, 2006
Registration No. 333-____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida	65-0385686

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Mitchell Rubenstein
Chief Executive Officer
Hollywood Media Corp.
2255 Glades Road, Suite 221-A
2255 Glades Road, Suite 221-A	Boca Raton, Florida 33431
Boca Raton, Florida 33431	Telephone No. (561) 998-8000
(561) 998-8000	Facsimile No. (561) 998-2974

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Steven Vazquez, Esq.
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Telephone No. (813) 229-2300
Facsimile No. (813) 221-4210

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-130903
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount	offering price per	aggregate offering	Amount of
securities to be registered	to be registered(1)	unit(2)	price(2)	registration fee
Common Stock, par value $0.01 per share	100,000 shares	$4.67	$467,000	$50

(1)	Represents shares issuable upon the exercise of warrants held by certain selling shareholders. Shares of the registrant’s common stock being registered hereby are accompanied by the registrant’s preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for common stock and will be transferred along with and only with the common stock. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends or similar events, or as a result of anti-dilution provisions contained in the warrants.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the common stock on May 5, 2006, as reported on the Nasdaq National Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-130903) filed by Hollywood Media Corp. with the Securities and Exchange Commission (the “Commission”), including the exhibits thereto, and declared effective by the Commission on March 3, 2006, is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 8th day of May, 2006.

HOLLYWOOD MEDIA CORP.
/s/ Mitchell Rubenstein
By: Mitchell Rubenstein
Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Mitchell Rubenstein Mitchell Rubenstein	Chairman of the Board and Chief Executive Officer (Principal executive officer)	May 8, 2006
/s/ Laurie S. Silvers Laurie S. Silvers	Vice Chairman of the Board, President and Secretary	May 8, 2006
/s/ Scott Gomez Scott Gomez	Chief Accounting Officer (Principal financial and accounting officer)	May 8, 2006
* Harry T. Hoffman	Director	May 8, 2006
* Robert E. McAllan	Director	May 8, 2006
* Deborah J. Simon	Director	May 8, 2006
* Ira A. Rosenberg	Director	May 8, 2006
*By: /s/ Laurie S. Silvers Laurie S. Silvers, Attorney-in-Fact

EXHIBIT INDEX
     The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

5.1	Opinion of Foley & Lardner LLP

23.1	Consent of Kaufman Rossin & Co., P.A., Independent Registered Public Accounting Firm

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of Hollywood Media’s Registration Statement on Form S-3 (No. 333-130903), which is incorporated herein by reference)

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